                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Shareholders Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 4, 1998 included in this Registration Statement (Form N-1A No. 2-70427) of Alliance Technology Fund, Inc.


                                       /s/ERNST & YOUNG LLP

New York, New York
January 27, 1999







































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